EXHIBIT 99.2

Lexaria Bioscience Enters CBD License Agreement with Universal Hemp

Kelowna, British Columbia – July 11, 2019 – Lexaria Bioscience Corp. (OTCQX: LXRP) (CSE: LXX) (the “Company” or “Lexaria”), a drug delivery platform innovator, announces that it has entered a definitive 5-year agreement, via its subsidiary Lexaria Hemp Corp., to provide Lexaria’s patented DehydraTECHTM technology to Universal Hemp LLC, a B2B manufacturing company of high-performing hemp-derived bulk ingredients to the nutraceutical and consumer packaged goods industries, for utilization into many CBD-based food ingredients to be produced and sold across the USA immediately, and in Canada when regulations permit.

Competitive financial details including royalty rates remain confidential and undisclosed although the companies have agreed to disclose minimum payments over the life of the agreement of US$3,750,000.

“We are very excited about signing this licensing agreement with Lexaria Bioscience to bring to market Lexaria’s highly effective delivery system which makes cannabidiol or hemp-derived CBD readily available in the human body,” said Chad Kahunahana, CEO and Founder of Universal Hemp. “Lexaria’s unique technology was developed over many years for specified applications and is now, for the first time, being applied to CBD at scale and available for general use. We anticipate our SuperBio Infusion line of ingredients will become the industry leader for CBD-infused health and beauty, food and beverage, wellness, athletic and other products where maximum performance is vital. In terms of bioavailability, shelf stability and taste this is the best performing technology in the market, hands down. Our corporate customers cannot wait to put our water-soluble solution into their products!” added Kahunahana.

The DehydraTECH-enabled food ingredients are protected under Lexaria’s many existing US-granted patents and may include forms such as CBD-infused wheat or corn flour, gum Arabic, whey protein, green tea, tapioca starch and many others including forms suitable for beverage and dietary supplement formulation.

“We are pleased to announce our new licensee Universal Hemp whose well respected presence in the hemp industry will enable our patented technology to have widespread use and distribution in high-performance products providing precision dosing, maximum strength, and rapid uptake,” said Chris Bunka, Lexaria Bioscience CEO.

Universal Hemp plans to make its CBD-infused bulk food ingredients available throughout the USA immediately, and in Canada when regulations permit.

About the Market

According to industry research, U.S. sales of CBD are expected to grow 10x to an estimated $20 Billion by 2024. Edibles such as food, drinks and nutritional supplements are the largest category for CBD products. With the passage of the 2018 Farm Bill which included the Hemp Farming Act of 2018, all parts of the industrial hemp plant, including CBD and other hemp-derived cannabinoids, can be sold legally across the United States.

About Universal Hemp

Universal Hemp LLC is a leading manufacturer of hemp-based raw ingredients and CBD derivatives for innovative brands. The company plans to make its CBD-infused bulk food ingredients available across the USA immediately and in Canada when regulations permit. The company has offices in Boulder, Colorado; Brooklyn, New York; and Honolulu, Hawaii. Universal Hemp is currently in discussions with blue-chip investors to raise a significant funding round to build the largest cGMP manufacturing facility in North America for full-spectrum, highly-bioavailable bulk ingestible CBD-based ingredients to supply the rapidly growing needs of its customers. www.universalhemp.co

About Lexaria

Lexaria Bioscience Corp. has developed and out-licenses its disruptive delivery technology that promotes healthier ingestion methods, lower overall dosing and higher effectiveness of lipophilic active molecules. Lexaria has multiple patents pending in over 40 countries around the world and has patents granted in the USA and in Australia for utilization of its DehydraTECH™ delivery technology. Lexaria’s technology provides increases in intestinal absorption rates; more rapid delivery to the bloodstream; and important taste-masking benefits, for orally administered bioactive molecules including cannabinoids, vitamins, non-steroidal anti-inflammatory drugs (NSAIDs), nicotine and other molecules.

www.lexariabioscience.com

For regular updates, connect with Lexaria on Twitter http://twitter.com/lexariacorp and on Facebook http://www.facebook.com/lexariabioscience/

FOR FURTHER INFORMATION PLEASE CONTACT:

Lexaria Bioscience Corp.

Alex Blanchard, Communications Manager

(250)765-6424 Ext 202

Or

NetworkNewsWire (NNW)

www.NetworkNewsWire.com

For Universal Hemp Information Contact:

Neshama Abraham, Communications Manager

(303) 413-8252 or neshama@universalhemp.com

www.UniversalHemp.co

FORWARD-LOOKING STATEMENTS

This release includes forward-looking statements. Statements which are not historical facts are forward-looking statements. The Company makes forward-looking public statements concerning its expected future financial position, results of operations, cash flows, financing plans, business strategy, products and services, competitive positions, growth opportunities, plans and objectives of management for future operations, including statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will,” and other similar expressions are forward-looking statements, including but not limited to: that any additional stock warrants or stock options will be exercised. Such forward-looking statements are estimates reflecting the Company’s best judgment based upon current information and involve a number of risks and uncertainties, and there can be no assurance that other factors will not affect the accuracy of such forward-looking statements. Factors which could cause actual results to differ materially from those estimated by the Company include, but are not limited to, government regulation, managing and maintaining growth, the effect of adverse publicity, litigation, competition, the patent application and approval process and other factors which may be identified from time to time in the Company’s public announcements and filings. There is no assurance that existing capital is sufficient for the Company’s needs or that it will be able to raise additional capital. There is no assurance that Lexaria will successfully complete any other contemplated or existing technology license agreements; or that results from any studies will be favorable or in any way support future business activities of any kind. Scientific R&D is often unpredictable and unanticipated results could emerge from any study and have a material impact. There is no assurance that Universal Hemp Corp. will achieve the goals of its business plan and be capable of fully executing its relationship with the Company. There is no assurance that any planned corporate activity, scientific study, R&D, business venture, or initiative will be pursued, or if pursued, will be successful. There is no assurance that any of Lexaria’s postulated uses, benefits, or advantages for the patented and patent-pending technology will in fact be realized in any manner or in any part. No statement herein has been evaluated by the Food and Drug Administration (FDA). TurboCBDTM, DehydraTECHTM technology and ViPovaTM products are not intended to diagnose, treat, cure or prevent any disease.

The CSE has not reviewed and does not accept responsibility for the adequacy or accuracy of this release.